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EXHIBIT 21.1



Subsidiaries of OSCA, Inc.                       State or other jurisdiction of
----------------------------                     ------------------------------
                                                 incorporation or organization
                                                 ------------------------------

OSCA Products and Services, Inc.                     British Virgin Islands

OSCA de Mexico S.A. de C.V.                                 Mexico

OSCA de Venezuela S.A.                                     Venezuela

OSCA Latin America, Inc.                                   Delaware

OSCA Brasil Limitada                                        Brazil

Servicios O y M S.A. de C.V.                                Mexico

OSCA UK Holdings Ltd.                                   United Kingdom




Subsidiaries of OSCA Latin America, Inc.         State or other jurisdiction of
------------------------------------------       ------------------------------
                                                 incorporation or organization
                                                 ------------------------------

OSCA Brasil Limitada                                        Brazil

Servicios O y M S.A. de C.V.                                Mexico




Subsidiaries of OSCA UK Holdings Ltd.            State or other jurisdiction of
---------------------------------------          ------------------------------
                                                 incorporation or organization
                                                 ------------------------------

OSCA ITALIA S.r.l.                                          Italy

OSCA U.K. Limited                                       United Kingdom

OSCA Norge A.S.                                             Norway